SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number:   0-21500

KSB Bancorp, Inc.
(Name of small business issuer in its charter)

		Delaware					     04-3189069
(State or other jurisdiction of incorporation	(I.R.S. Employer Id. No.)
  or organization)


Main Street P.O. Box 105  Kingfield, Maine                    04947
(Address of principal executive offices)	(Zip Code)

Telephone Number: (207) 265-2181

Item 1.	Not applicable.

Items 2-4	Not applicable.

Item 5.	On March 16, 1998 Kingfield Savings Bank (the "Bank"), the wholly-owned subsidiary of KSB Bancorp, Inc. (the "Company"), assumed approximately
 $16.7 million in deposit liabilities and purchased approximately
 $0.7 million in loans of the Madison, Maine branch of KeyBank of Maine.
 In addition to the deposits and loans, the Bank purchased the fixed assets of the branch at a price of $168,000. The Bank paid a premium of $1,089,000.

The transaction was consummated following approval by the Bank's primary regulators, the Federal Deposit Insurance Corporation (the "FDIC") and the
 Maine State Bureau of Banking (the "Bureau").

The Bank used the net proceeds of the transaction, approximately $14.5 million to reduce its outstanding borrowings with the Federal Home Loan Bank of Boston.


Item 6.	Not Applicable.

Item 7.	Financial statements and exhibits


a) Financial Statements
The Company does not believe that there is sufficient continuity of operations with respect to the branch acquired to constitute an acquisition of a business that would require the provision of financial statements. Moreover, financial statements meeting the requirements of Rule 3-05 of Regulation S-X could not be obtained without unreasonable delay and cost. Such financial information that is available will be filed as an amendment to this report not later than 60 days after the date by which this Form 8-K is required to be filed pursuant to the Securities Exchange Act of 1934.

b) Pro Forma Financial Information
To the extent that pro forma and other financial information with regard to the transactions described in this report is available and required to be filed as an amendment to this report, such information shall be filed under cover of an amendment to the Form 8-K not later than 60 days after the date by which this Form 8-K was required to be filed pursuant to the Securities Exchange Act of 1934.


Item 8.	Not applicable.




'SIGNATURE'

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							                                            KSB Bancorp, Inc.


						                                         By:
                                March 26, 1998					/s/ John E. Thien
Dated: March 26, 1998		                              		John E. Thien
						                                                	Chief Financial Officer